Exhibit 99.01
DexCom, Inc. Reports Record Third Quarter 2017 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-November 1, 2017) - DexCom, Inc. (Nasdaq: DXCM) today reported its unaudited financial results as of and for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights:

•	Revenue grew 24% over the third quarter of 2016 to $184.6 million

•	International revenue grew 83% over the third quarter of 2016

•	Gross profit of $127.0 million, or 69% of revenue

•	GAAP net loss of $2.0 million, or $0.02 per share

•	Non-GAAP net loss of $3.1 million, or $0.04 per share

“Our momentum this year carried through the third quarter, and we remain focused on driving the value proposition of Dexcom’s real-time CGM to people with diabetes around the world,” said Kevin Sayer, President and CEO, DexCom. “We are well positioned on a number of key initiatives, including the rollout of therapeutic CGM to the Medicare population and continued international expansion.”

Third Quarter Financial Summary:

Revenue grew to $184.6 million for the third quarter of 2017, an increase of 24% from the $148.6 million in revenue for the same quarter in 2016. Gross profit totaled $127.0 million or 69% of revenue for the third quarter of 2017 compared to a gross profit of $101.1 million or 68% of revenue for the same quarter of 2016.

The GAAP net loss of $2.0 million, or $0.02 per share, for the third quarter of 2017 included $29.3 million in net non-cash expenses, compared to the GAAP net loss of $18.8 million, or $0.22 per share, for the same quarter in 2016, which included $33.7 million in non-cash expenses. Non-cash expenses for the third quarter of 2017 of $30.4 million were comprised primarily of share-based compensation, depreciation and amortization, and non-cash interest expense related to our senior convertible notes, offset by $1.1 million of non-cash deferred tax benefit related to our senior convertible notes. Non-cash expenses for the third quarter of 2016 were comprised primarily of share-based compensation, depreciation and amortization.

Non-GAAP net loss was $3.1 million, or $0.04 per share for the third quarter of 2017, which excludes the non-cash deferred tax benefit related to our senior convertible notes. See the table below entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Loss and Net Loss per Share” for a reconciliation of these GAAP and Non-GAAP financial measures.

As of September 30, 2017, DexCom had $525.8 million in cash, cash equivalents and short-term marketable securities.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to "About Us," then "Investor Relations," and then "Events and Presentations," and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number "44096458" approximately five minutes prior to the start time.

Statement regarding use of non-GAAP financial measures

DexCom reports non-GAAP results for net loss and net loss per basic and diluted share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include non-cash deferred tax benefits related to our senior convertible notes as listed in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes this item provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s quarterly report on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on November 1, 2017. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Consolidated Balance Sheets
(In millions—except par value data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$402.1	$94.5
Short-term marketable securities, available-for-sale	123.7	29.2
Accounts receivable, net	110.5	101.7
Inventory	43.3	45.4
Prepaid and other current assets	13.3	9.2
Total current assets	692.9	280.0
Property and equipment, net	136.1	109.4
Goodwill	12.0	11.3
Other assets	1.9	2.1
Total assets	$842.9	$402.8
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$80.6	$68.1
Accrued payroll and related expenses	35.3	33.4
Current portion of deferred revenue	2.3	0.9
Total current liabilities	118.2	102.4
Other liabilities	16.7	16.6
Long term senior convertible notes	324.0	—
Total liabilities	458.9	119.0

Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 shares authorized; no shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 200.0 authorized; 87.2 and 86.9 issued and outstanding, respectively, at September 30, 2017. Common stock, $0.001 par value, 100.0 authorized; 84.9 and 84.6 shares issued and outstanding, respectively, at December 31, 2016.	0.1	0.1
Additional paid-in capital	1,048.5	905.7
Accumulated other comprehensive loss	(2.2)	(1.0)
Accumulated deficit	(662.4)	(621.0)
Total stockholders’ equity	384.0	283.8
Total liabilities and stockholders’ equity	$842.9	$402.8

DexCom, Inc.
Consolidated Statements of Operations
(In millions—except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$184.6	$148.6	$497.5	$402.1
Cost of sales	57.6	47.5	158.9	140.4
Gross profit	127.0	101.1	338.6	261.7
Operating expenses
Research and development	43.3	43.9	136.7	112.4
Selling, general and administrative	84.2	75.7	256.4	207.1
Total operating expenses	127.5	119.6	393.1	319.5
Operating loss	(0.5)	(18.5)	(54.5)	(57.8)
Other income	1.3	—	3.5	—
Interest income	1.2	0.1	1.9	0.3
Interest expense	(4.5)	(0.2)	(8.1)	(0.4)
Loss before income taxes	(2.5)	(18.6)	(57.2)	(57.9)
Income tax expense (benefit)	(0.5)	0.2	(16.4)	0.3
Net loss	$(2.0)	$(18.8)	$(40.8)	$(58.2)
Basic and diluted net loss per share	$(0.02)	$(0.22)	$(0.47)	$(0.70)
Shares used to compute basic and diluted net loss per share	86.7	84.1	86.1	83.3

DexCom, Inc.
Revenue by Geography
(In millions)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
US revenue	$151.3	$130.4
Year over year growth	16%	43%
% of total revenue	82%	88%

OUS revenue	$33.3	$18.2
Year over year growth	83%	28%
% of total revenue	18%	12%

Total revenue	$184.6	$148.6
Year over year growth	24%	41%

DexCom, Inc.
Revenue by Component
(In millions)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Sensor revenue	$131.1	$105.5
Year over year growth	24%	42%
% of total revenue	71%	71%

Transmitter revenue	$38.2	$29.7
Year over year growth	29%	65%
% of total revenue	21%	20%

Receiver revenue	$14.4	$12.6
Year over year growth	15%	19%
% of total revenue	8%	8%

Other revenue(1)	$0.9	$0.8

Total revenue	$184.6	$148.6
Year over year growth	24%	41%
(1) Includes revenue from services, freight, accessories, etc.

DexCom, Inc.
Itemized Reconciliation Between GAAP and Non-GAAP Net Loss and Net Loss per Share
(In millions—except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net loss	$(2.0)	$(18.8)	$(40.8)	$(58.2)
Deferred tax benefit on senior convertible notes (1)	(1.1)	—	(18.2)	—
Non-GAAP net loss	$(3.1)	$(18.8)	$(59.0)	$(58.2)

GAAP basic and diluted net loss per share	$(0.02)	$(0.22)	$(0.47)	$(0.70)
Deferred tax benefit on senior convertible notes (1)	(0.01)	—	(0.21)	—
Non-GAAP basic and diluted net loss per share (2)	$(0.04)	$(0.22)	$(0.69)	$(0.70)

Shares used to compute net loss per share:
Basic and diluted	86.7	84.1	86.1	83.3
(1) Non-cash tax benefit associated with the convertible senior notes.
(2) Earnings per share amounts for the three and nine months ended September 30, 2017 do not add due to rounding.